As filed with the Securities and Exchange Commission on June 30, 2005
                                           Registration Statement No. 333-125593
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                      PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ------------------------

                          MORGAN STANLEY CAPITAL I INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                      13-3291626
        (State of incorporation)                         (I.R.S. Employer
                                                        Identification No.)
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 296-7000
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)
                            ------------------------
                                 DAVID R. WARREN
                                    President
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 296-7000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                            ------------------------
                                   Copies to:
       CARLOS RODRIGUEZ, ESQ.                    MICHAEL S. GAMBRO, ESQ.
   Sidley Austin Brown & Wood LLP                  ANNA H. GLICK, ESQ.
        787 Seventh Avenue                  Cadwalader, Wickersham & Taft LLP
      New York, New York 10019                  One World Financial Center
           (212) 839-5300                       New York, New York 10281
                                                   (212) 504-6000
                              KEVIN C. BLAUCH, ESQ.
                              Latham & Watkins LLP
                                885 Third Avenue
                            New York, New York 10022
                                 (212) 906-1200
                            ------------------------
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE*
=================================================================================================
                                                                     Proposed
                                                      Proposed       Maximum
                                                       Maximum      Aggregate   Amount of
      Title of Securities            Amount        Offering Price    Offering   Registration
       being Registered(1)       being Registered     Per Unit       Price(2)      Fee
-------------------------------------------------------------------------------------------------
Mortgage Pass-Through
 Certificates                   $40,000,000,000       100%       $40,000,000,000 $4,708,000(3)(4)
=================================================================================================

(1) This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the Registrant.

(2)   Estimated solely for purposes of calculating the registration fee.

(3) In accordance with Rule 457(o) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended.

(4) $117.70 of the registration fee was paid in connection with the initial filing of this Registration Statement. $4,707,882.30 was paid in connection with the filing of Pre-Effective Amendment No. 1.

* To the extent that any series of Certificates offered pursuant to this Registration Statement evidences a beneficial ownership interest in a Trust Fund containing MBS that have been previously issued by the Registrant, this Registration Statement is deemed to register such underlying MBS.
                            ------------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   Pursuant to Rule 429 of the Securities and Exchange Commission's Rules
and Regulations under the Securities Act of 1933, as amended, the
Prospectus and Prospectus Supplement contained in this Registration
Statement also relate to the Registrant's Registration Statement on
Form S-3 (Registration No. 333-104283), which was initially filed with the Securities and Exchange Commission on April 3, 2003, as amended by that certain Pre-Effective Amendment No. 1, which was filed on May 2, 2003 and that certain Pre-Effective Amendment No. 2, which was filed on May 14, 2003 (collectively, the "Prior Registration Statement") and to $6,203,443,908 of unsold Mortgage Pass-Through Certificates registered on such Prior
Registration Statement.
================================================================================

      This Registration Statement contains: (1) a base prospectus and form of prospectus supplement to be used in connection with the offering of certificates that will represent beneficial ownership interests in trust funds consisting of one or more segregated pools of various types of single family residential mortgage loans, securities collateralized by such loans and/or government securities (the Version 1 Prospectus); and (2) a base prospectus and form of prospectus supplement to be used in connection with the offering of certificates that will represent beneficial ownership interests in trust funds consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans, securities collateralized by such loans and/or government securities (the Version 2 Prospectus).

      The Registrant is filing this Pre-Effective Amendment No. 2 in order to include an opinion of Latham & Watkins LLP as an exhibit.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates being registered, other than underwriting discounts and commissions:

      SEC Registration Fee....................................... $4,708,000
      Blue Sky Fees..............................................     $3,000*
      NASD Fees..................................................       $N/A*
      Printing and Engraving Fees................................    $50,000*
      Legal Fees and Expenses....................................   $200,000*
      Accounting Fees and Expenses...............................    $40,000*
      Trustee Fees and Expenses..................................    $25,000*
      Rating Agency Fees.........................................    $60,000*
      Miscellaneous..............................................    $35,000*

      Total...................................................... $5,121,000

      --------------
      * All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a single series of Certificates in an aggregate principal amount assumed for these purposes to be equal to $100,000,000 of Certificates registered hereby.

Item 15     Indemnification of Directors and Officers.

      Under Section VII of the proposed form of Underwriting Agreement, the Underwriter is obligated under certain circumstances to indemnify officers and directors of Morgan Stanley Capital I Inc. (the "Registrant") who sign the Registration Statement, and certain controlling persons of the Registrant, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

      The Registrant's By-laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

      The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Registrant will be liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing

Agreement, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreements will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Registrant will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

Item 16.    Exhibits.

1.1      Form of Underwriting Agreement*
3.1      Certificate of Incorporation of the Registrant*
3.2      Certificate of Amendment of Certificate of Incorporation of the
            Registrant, dated March 28, 2003**
3.3      Certificate of Amendment of Certificate of Incorporation of the
            Registrant, dated April 28, 2003**
3.4      By-laws of the Company*
4.1      Form of Pooling and Servicing Agreement*
5.1      Opinion of Sidley Austin Brown & Wood LLP as to legality of the
            Certificates***
5.2      Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the
            Certificates***
5.3      Opinion of Latham & Watkins LLP as to the legality of the
            Certificates***
8.1      Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters
            (included in Exhibit 5.1 hereto)
8.2      Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters
            (included in Exhibit 5.2 hereto)
8.3      Opinion of Latham & Watkins LLP as to certain tax matters
23.1     Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)
23.2     Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.2 hereto)
23.3     Consent of Latham & Watkins LLP (included in Exhibits 5.3 and 8.3 hereto)
24.1     Power of Attorney (contained in page II-6 of this Registration
            Statement)***
            - - - - - - - - - - -
* Incorporated by reference to Registration Statement No. 33-45042 as previously filed by the Registrant on Form S-11 and Registration Statement No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11.

** Incorporated by reference to Registration Statement No. 333-104283, as previously filed by the Registrant on Form S-3.

***   Previously filed.

Item 17.    Undertakings.

A.    Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.    Undertaking pursuant to Rule 415 Offering.

      The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

      provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C.    Undertaking in respect of incorporation by reference.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D.    Undertaking in respect of equity offerings of nonreporting registrants.

      The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit delivery to each purchaser.

E.    Undertaking pursuant to Rule 430A

      The registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Pre-Effective Amendment No. 2 to this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2005.

                                    MORGAN STANLEY CAPITAL I INC.


                                    By:   *
                                        ----------------------------------------
                                        Name:  David R. Warren
                                        Title: President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 2 to this Form S-3 Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.


            Signature                         Title                  Date


  *                                President (Principal          June 30, 2005
-----------------------------      Executive Officer)
David R. Warren                     and Director


  *                                Director                      June 30, 2005
-----------------------------
Craig S. Phillips


  *                                Director                      June 30, 2005
-----------------------------
John E. Westerfield


  *                                Treasurer (Principal          June 30, 2005
-----------------------------
William J. Forsell                 Financial Officer) and
                                   Controller

 /s/ John E. Westerfield
-----------------------------
* John E. Westerfield,
as Attorney in Fact

                                  EXHIBIT INDEX

Exhibit No.   Description of Exhibit

  1.1      Form of Underwriting Agreement*
  3.1      Certificate of Incorporation of the Registrant*
  3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant, dated March 28, 2003**
  3.3 Certificate of Amendment of Certificate of Incorporation of Registration, dated April 28, 2003**
  3.4      By-laws of the Registrant*
  4.1      Form of Pooling and Servicing Agreement*
  5.1 Opinion of Sidley Austin Brown & Wood LLP as to legality of the Certificates***
  5.2 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates***
  5.3 Opinion of Latham & Watkins LLP as to the legality of the Certificates***
  8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1 hereto)
  8.2 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.2 hereto)
  8.3      Opinion of Latham & Watkins LLP as to certain tax matters
  23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)
  23.2 Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.2 hereto)
  23.3 Consent of Latham & Watkins LLP (included in Exhibits 5.3 and 8.3 hereto)
  24.1     Power of Attorney (contained in page II-6 of this Registration
             Statement)***


--------------------------

* Incorporated by reference to Registration Statement No. 33-45042 as previously filed by the Registrant on Form S-11 and Registration Statement No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11.

**      Incorporated by reference to Registration Statement No. 333-104283, as previously filed by the Registrant on Form S-3.

***     Previously filed.